For period ending  March 31, 2007

File number  811-7528

							Exhibit 77Q-1


		GLOBAL HIGH INCOME FUND INC.
		INSURED MUNICIPAL INCOME FUND INC.
		INVESTMENT GRADE MUNICIPAL INCOME FUND INC.
		MANAGED HIGH YIELD PLUS FUND INC.
		STRATEGIC GLOBAL INCOME FUND, INC


CERTIFICATE OF VICE PRESIDENT AND ASSISTANT SECRETARY FOR BOARD
	RESOLUTIONS APPROVING BYLAW AMENDMENTS


	I, Keith A. Weller, Vice President and Assistant Secretary of Global High Income Fund Inc., Insured Municipal Income Fund Inc., Investment Grade Municipal Income Fund Inc., Managed High Yield Plus Fund Inc., and Strategic Global Income Fund, Inc. (each a Fund and, collectively, the Funds), each a Maryland corporation and listed on the New York Stock Exchange, hereby certify that, at a duly convened meeting of the Board of Directors of each Fund held on November 15, 2006, the Board of Directors duly and unanimously approved the following preambles and resolution:


		WHEREAS, the Nominating and Corporate Governance Committee of the Board has recommended to the full Board that the Boards mandatory retirement age be changed from 72 to 74; and

		WHEREAS, the Board has accepted the Nominating and Corporate Governance Committees recommendation and has determined that it is in the best interest of the Fund to change the Boards retirement age policy;

		NOW, THEREFORE, BE IT

		RESOLVED, that pursuant to the relevant section of the Funds Amended and Restated Bylaws (the Bylaws) concerning amendments to the Funds Bylaws, Article III, Section 13 of the Funds Bylaws be, and it hereby is, amended to read as follows:

			Section 13. Retirement. Each Director who has attained the age of seventy-four (74) years shall retire from service as a Director on the last day of the month in which he or she attains such age. Notwithstanding anything in this Section, a Director may retire at any time as provided for in the governing instrument of the Fund.



	IN WITNESS WHEREOF, I have signed this certificate as of the 21st day of November, 2006.

				GLOBAL HIGH INCOME FUND INC.
				INSURED MUNICIPAL INCOME FUND INC.
				INVESTMENT GRADE MUNICIPAL INCOME FUND INC.
				MANAGED HIGH YIELD PLUS FUND INC.
				STRATEGIC GLOBAL INCOME FUND, INC


					By:		/s/ Keith A. Weller
					Name:	        Keith A. Weller
					Title:	        Vice President and
							Assistant Secretary